Exhibit 10.1

MODIFICATION AGREEMENT

            THIS AGREEMENT made as of June 3, 2020 by and among MidCap Business Credit LLC, a Texas limited liability company ("Lender"), Trans-Lux Corporation, a Delaware corporation ("Trans-Lux"), Fairplay Corporation, an Iowa corporation ("Fairplay", and together with Trans-Lux the "Borrowers" and each a "Borrower"), together with guarantors Trans-Lux Canada Ltd., a Canadian corporation, Trans-Lux Energy Corporation, a Connecticut corporation,  Trans-Lux Display Corporation, a Delaware corporation, and Trans-Lux Investment Corporation, a Delaware corporation, (collectively, the "Guarantors" and each a "Guarantor"; and together with Borrowers, jointly, severally and collectively, "Obligors" and each an "Obligor").

            WHEREAS, Borrowers entered into certain loan arrangements (the "Obligations") with the Lender evidenced by various documents including without limitation a Secured Revolving Time Note dated September 16, 2019 from Borrowers to Lender in the maximum principal amount of $4,000,000.00 (as amended, and as restated from time to time, the "Revolving Note"), said Obligations being secured by a blanket first security interest in all assets of all the Obligors pursuant to a Loan and Security Agreement (All Assets) also dated September 16, 2019 by and between the Obligors and the Lender (as amended, and as restated from time to time, the "Loan Agreement"); and

            WHEREAS, the Guarantors each executed and delivered to Lender Unlimited Guarantees dated September 16, 2019 (each, a "Guaranty" and collectively, the "Guarantees"; and, together with the Loan Agreement, Revolving Note, and any other documents evidencing the Obligations, the "Loan Documents") guarantying any and all liabilities, debts and obligations of Borrowers to Lender now existing or hereafter arising, including without limitation the Obligations, said Guarantees being secured by secured by a blanket first security interest in all assets of the Guarantors further to the Loan Agreement as outlined above; and

                        WHEREAS, certain Events of Default have occurred and are continuing under the Loan Agreement on account of (i) the Borrowers permitting their consolidated EBITDA to be less than  $220,000.00 for the six month period ending March 31, 2020 as required under Section 8(l) of the Loan Agreement and constituting an Event of Default pursuant to Section 11(ii) of the Loan Agreement, and (ii) the Borrowers’ acknowledged  material adverse change in the business and financial condition of the Borrowers constituting an Event of Default under Section 11(xi) of the Loan Agreement (collectively, the "Existing Events of Default"); and

            WHEREAS, in order to help to sustain operations the Obligors have requested that the Lender: (i) waive the Existing Events of Default; (ii) assent to the Borrowers entering into the Contract Manufacturing Agreement (the "Contract Manufacturing Agreement) dated on or about of even date of this instrument by and between the Borrowers and Craftsmen Industries, Inc. ("Craftsmen"); (iii) assent to Fairplay entering into a Security Agreement with Craftsmen dated on or about of even date hereof securing Fairplay’s obligation sunder the Craftsmen Manufacturing Agreement (the "Craftsmen Security Agreement"); (iv) continue to make Revolving Loans to the Borrowers on a discretionary basis in accordance with the Loan Agreement; and (v) modify the Minimum EBITDA Covenant (and eliminate the covenant test for the nine month period ending June 30, 2020 which the Borrowers cannot meet); and

            WHEREAS, the Lender is so willing, but only upon the terms and conditions outlined herein, including revisions to both the Borrowing Base and the Minimum EBITDA covenant,  together with the additional terms and conditions outlined more fully herein below;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Obligors and Lender hereby stipulate, covenant and agree as follows:

1.                  Recitals.  The parties hereto agree that the Recitals are correct and are adopted by the parties and incorporated herein.

2.                  Construction.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.  Time shall be of the essence hereof.

3.                  Current Indebtedness. The Obligors hereby acknowledge, ratify and confirm their respective liabilities to Lender for repayment of the Obligations pursuant to the Loan Documents, including without limitation all unpaid principal and accrued interest, late charges, fees and other costs of collection (including without limitation attorneys' fees and expenses incurred or to be incurred in connection therewith.  As of  June  3, 2020 the amount of principal, interest and fees owing under Obligations is as follows:

Facility	Principal	Interest	Fees

Revolving Note	$496,391.81	$146.44	$297.32

            The Obligors hereby agree to reimburse the Lender for all reasonable attorneys’ fees and actual costs incurred by the Lender in connection with the negotiation and execution of this Agreement and the Intercreditor Agreement (as defined below), and for any and all reasonable legal fees and costs actually incurred in connection with the Obligations, the Loan Agreement, and the Events of Default. The Obligors hereby acknowledge and agree to all fees and costs paid to date. The Obligors acknowledge, agree and confirm that interest, attorneys fees and costs of collection continue to accrue and be incurred.

4.                  Waiver of Defenses and Claims.  The Obligors represent and warrant that each has no defenses, setoffs or counterclaims to the payment of their respective liabilities and Obligations to Lender under the Loan Documents. To the extent any such defenses, setoffs, counterclaims ever existed, they are hereby waived and the Lender is released, remised and forever discharged from any and all claims now existing or hereafter arising and associated with occurrences prior to the date hereof of any and all of the Obligors in consideration of the Lender’s agreements contained herein. Obligors also hereby release the Lender together with the Lender’s managers, officers, agents, counsel, successors or assigns, from any and all claims or causes of action they may have against such parties, whether known or unknown, contingent or otherwise, as of the date hereof.

5.                  Validity of Documents.  Each of the Obligors acknowledge and agree that:

(a)                the liabilities arising out of the Loan Documents are the legal, valid and binding obligations of the Obligors;

(b)               the liens, encumbrances and security interests granted to the Lender pursuant to the Loan Documents remain valid, perfected and enforceable; and

(c)                Except to the extent the Lender has agreed to limit its rights thereto pursuant to this Agreement, (i) the Lender may enforce the payment and performance of all obligations of Obligors under the Loan Documents, and (ii) the Lender reserves and does not waive any of the rights under the Loan Documents, the terms and conditions of which remain in full force and effect except as specifically modified herein.

6.                  Negative Covenants.  Obligors hereby agree they will not without the prior written consent of the Lender, sell, convey or otherwise dispose of or transfer any of their property other than customary sales or transfers in the ordinary course, nor directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by them, except for any lien securing any indebtedness to Lender and except as noted herein.  Obligors also agree not to loan, transfer outside of the ordinary course of business, or give money to any other party and/or to each other, except to pay an obligation to Lender or for customary obligations incurred in the ordinary course of business.

7.                  Terms of Modification.

a.                   The Lender hereby waives each of the Existing Events of Default and agrees not to implement the Default Rate absent a new Event of Default under the Loan Agreement.

b.                  Contemporaneously with the execution of this Agreement, the Obligors shall execute and deliver to the Lender and shall cause Craftsmen to execute and deliver to the Lender an Intercreditor Agreement in the form of  Exhibit “A” attached hereto.

c.                   The Lender hereby assents to the Borrowers entering into the Craftsmen Manufacturing Agreement, and to Fairplay entering into the Craftsmen Security Agreement, with the proviso that the Borrowers shall not amend the Craftsmen Manufacturing Agreement or the Craftsmen Security Agreement absent the Lender’s prior written consent, such consent by Lender not to be unreasonably withheld or delayed.

d.                  The Loan Agreement is hereby amended by deleting the definition of "Borrowing Base" appearing in Section 1 and inserting the following new definition in lieu thereof in order to establish an Availability Block and eliminate advances against Eligible Inventory:

""Borrowing Base" shall mean, as of any date of determination, with respect to any Borrower, the sum of the following:

(a)                up to eighty-five percent (85%) of the unpaid face amount of Eligible Accounts of such Borrower; plus

(b)               a one-time advance in an amount equal to the lesser of (i) Five Hundred Thousand ($500,000.00) Dollars, or (ii) eighty (80%) percent of the Net Orderly Liquidation Value of Eligible Equipment located at 6110 Aviator drive, Hazelwood, Missouri (the "Equipment Loan"); the Equipment Loan will be repaid in sixty (60) installments as follows: (i) Eight Thousand Three Hundred Thirty-Three and 33/100 ($8,333.33) Dollars on September 16, 2020, and (ii) the same amount on the same day of each month thereafter until the entire Equipment Loan has been paid in full.  Any portion of the Equipment Loan repaid cannot be re-borrowed; minus

(c)                Two Hundred and Fifty Thousand ($250,000.00) Dollars (the “Availability Block”); minus

(d)               the Borrowing Base Reserve."

e.                   The Loan Agreement is hereby further amended by deleting Section 8(l) of the Loan Agreement in its entirety and inserting the following new Section 16 in lieu thereof in order to modify the Minimum EBITDA covenant (and eliminate the test for the period ending June 30, 2020):

" (l) Minimum EBITDA.  Borrower shall not permit its consolidated EBITDA to be less than the following amounts for the following periods:

Period	Amount
3 months ending September 30, 2020	$(250,000.00)
6 months ending December 31, 2020	$(450,000.00)
3 months ending March 31, 2021	$100,000.00
6 months ending June 30, 2021	$250,000.00
9 months ending September 30, 2021	$400,000.00
12 months ending December 31, 2021 and for the 12 month period ending as of the end of each fiscal quarter thereafter."	$600,000.00

f.                    The Loan Agreement is hereby further amended by deleting Section 16 of the Loan Agreement in its entirety and inserting the following new Section 16 in lieu thereof in order to reduce the early termination fee:

"16. TERMINATION.

(a)                Unless sooner terminated by Lender as a result of the occurrence of  an Event of Default, Borrowers’ eligibility to request Loans hereunder shall commence on the date hereof and shall continue for a period through and including September 16, 2022 (the "Term").  If Borrowers desire to terminate this Agreement prior to the end of the Term, Borrowers shall give at least sixty (60) days prior written notice to Lender of Borrowers’ intention to do so and shall pay to Lender the termination charge set forth below.  At the end of the Term, Borrowers shall pay the entire balance of the Loans and all other outstanding Obligations.  Further, upon termination of this Agreement, all of the rights, interests and remedies of Lender and Obligations of Borrowers shall survive and Borrowers shall have no right to receive, and Lender shall have no obligation to make, any further Loans.  Upon full, final and indefeasible payment of the Obligations to Lender, all rights and remedies of Borrowers and Lender hereunder shall cease, so long as any payment so made to Lender and applied to the Obligations is not thereafter recovered from or repaid by Lender in whole or in part in any Insolvency or Liquidation Proceeding instituted by or against any Borrower, whereupon this Agreement shall be automatically reinstated without any further action by Borrowers and Lender and shall continue to be fully applicable to such Obligations to the same extent as though the payment so recovered or repaid had never been originally made on such Obligations.

(b)               If this Agreement is terminated by Lender following the occurrence of an Event of Default or if Borrowers request that Lender terminate this Agreement, then Borrowers shall pay to Lender a termination fee in an amount equal to (i) Eighty Thousand ($80,000.00) Dollars if the termination occurs on or before the second anniversary of this Agreement; and (ii) Forty Thousand ($40,000.00) Dollars if the termination occurs after the second anniversary of this Agreement but on or before the conclusion of the Term.

(c)                In the event that Borrowers desire to terminate this Agreement prior to the end of the Term and fails to deliver to Lender the sixty (60) day notice required pursuant to Section 16(a) above, Borrowers may nevertheless terminate this Agreement and pay the Obligations in full if it (i) pays the termination charge set forth in Section 16(b) above, and (ii) pays additional interest for each day that the notice was short of the required sixty (60) day notice, which interest shall be in an amount that is equal to the Default Rate based on Borrowers’ average borrowings under this Agreement for the two (2) month period prior to the date that Lender receives delivery of actual notice of Borrowers’ intention to terminate this Agreement.

e.                   The Borrowers shall continue to pay interest to Lender on account of the Revolving Loans monthly in arrears on the first day of each month per the terms of the Loan Agreement.

f.                    The Obligors shall continue to provide the Lender with evidence of valid insurance coverage reasonably acceptable to the Lender and naming the Lender as additional insured and loss payee.

g.                   Contemporaneously with the execution of this Agreement, the Borrowers shall pay to the Lender a modification fee in the amount of Forty Thousand ($40,000.00) Dollars (the "Modification Fee"), which Modification Fee shall be deemed earned in full upon execution of this Agreement. By accepting this Agreement, the Borrowers hereby authorize and direct the Lender to pay such Modification Fee and to treat the same as a loan to the Borrowers pursuant to the Loan Agreement.

h.                   Unless mutually modified by the parties to that agreement with the Lender’s prior written consent, any failure by the Obligors to comply with the terms and conditions of this Modification Agreement, the Craftsmen Manufacturing Agreement or the Craftsmen Security Agreement shall constitute an Event of Default under the Loan Agreement and the Loan Documents.

i.                     Contemporaneously with the execution of this Agreement, the Borrowers shall reimburse the Lender for all unreimbursed legal fees and costs incurred in connection with the Existing Events of Default, and preparation of this Agreement and the Intercreditor Agreement.  The Borrowers shall continue to be responsible for all reasonable legal fees and costs which Borrowers acknowledge are continuing to accrue.

8.                  Enforcement of Loan Documents.  Except for Lender’s agreement to waive the Existing Events of Default and modify the Loan Agreement as set forth herein, nothing in this Agreement and no action taken pursuant hereto, shall be deemed to prevent, impair or limit the Lender’s rights against the Obligors under the Loan Documents at any time, it being expressly understood and agreed that the Lender expressly reserves those rights (except for those rights modified herein or subsequently modified in writing).  Each of the Obligors hereby grants a continuing security interest to the Lender to secure all of the Obligations owing under each of the Loan Documents in consideration of the Lender’s agreements herein.

9.                  Financial Condition.  The Obligors warrant they have not transferred any of their property for less than "fair consideration" within the preceding twelve months.  The Obligors shall allow the Lender or its independent certified accountants reasonable access to their respective financial records, including without limitation past income tax returns, for the purpose of determining the accuracy and otherwise verifying the truth of the Obligors representations and warranties regarding their financial condition.

10.              Environmental Warranty.  The Obligors hereby represent, warrant and covenant that none of them has in any manner unlawfully generated, stored or disposed of, released or to the best of their knowledge after diligent inquiry, permitted the release of any flammable substance, explosives, radioactive materials, hazardous wastes, toxic substances, material from, into or in any property owned or leased by Borrower or Guarantors, as any of such terms may be defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, Chapter 21E of the Massachusetts General Laws, and regulations adopted thereunder, or in any other applicable federal, state or local environmental laws, rules or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials.  Obligors shall defend, indemnify and hold harmless the Lender against any and all claims, damages, losses, liabilities, costs or expenses including reasonable attorneys' fees which the Lender may incur or which may be claimed against the Lender by any person or entity by reason of said property.  Notwithstanding the foregoing the Obligors shall be under no obligation to obtain or produce a 21E report or similar environmental reports to be in compliance with this paragraph.

11.              No Assignment.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided however that no party other than the Lender may assign this Agreement or any rights hereunder without the Lender’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment from the Lender shall release any other party hereto from the liabilities to the Lender.

12.              Governing Law.  This Agreement has been negotiated and accepted in, and shall be deemed to have been made in the Commonwealth of Massachusetts and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

13.              Waiver of Jury Trial.  THE OBLIGORS HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS.

14.              Entitlement to Immediate Relief from Stay.  The Obligors each hereby acknowledge and agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that in the event any of the Obligors should make application for or seek relief or protection under any of the Sections or Chapters of the United States Bankruptcy Code (the "Code"), or in the event that any involuntary petition is filed against any Obligor, then, in such event, Lender shall thereupon be entitled to immediate relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies available to Lender pursuant to this Agreement or the applicable Loan Documents, or otherwise.  The foregoing shall in no way preclude, restrict or prohibit any Obligor from filing for protection under the Code.

15.              Entitlement to Additional Relief.  The Borrowers hereby acknowledge and agree, in further consideration for the Lender entering into this Agreement that, following the occurrence of an Event of Default under the Loan Agreement, the Lender shall be entitled to, at the Lender’s election, the appointment of a receiver of either or both of the Borrowers’ assets.  The Obligors further waive any and all rights to object to or otherwise challenge the Lender’s right to the appointment of a receiver hereunder.

16.              Lender Access to Consultants.  The Obligors each hereby authorize and permit Lender to have contact with any financial advisors or turnaround consultants retained by any of the Obligors, if any, and hereby authorize such consultants or advisors to provide the Lender with reasonable access to all of their financial projections, analyses and work product.

17.              Release upon Satisfaction.  In consideration of the covenants and agreements contained herein, the Obligors hereby agree to execute and deliver a general release to Lender in conjunction with any payoff or satisfaction of the Obligations related to all matters arising in connection with the Obligations.

18.              Direct Charge.  Obligors hereby authorize and direct the Lender to charge any of their accounts under the control of the Lender to pay any payments of principal or accrued interest as the same becomes due and payable pursuant to any note or other agreement between the Obligors and the Lender.

19.              Informed Execution.  The Obligors warrant and represent to the Lender that the Obligors: (i) have read and understood all of the terms and conditions of this Agreement; (ii) intend to be bound by the terms and conditions of this Agreement; and (iii) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection.

20.              Severability.  Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision.

21.              Third Party Beneficiaries.  Except as otherwise expressly provided, this Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including without limitation such parties that may have claims against the Obligors.

22.              Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall constitute one and the same instrument.

23.              Ratification.  To the extent not otherwise modified herein, or in documents delivered pursuant hereto, the Loan Agreement and all of the Loan Documents are hereby ratified and confirmed.

24.              Authorization to Sign.  The parties signing below acknowledge and represent that they are duly authorized to sign on behalf of the identified parties hereto, as the case may be.

[Signatures appear on the following page]

            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

BORROWERS:

TRANS-LUX CORPORATION

FAIRPLAY CORPORATION

By: /s/ Todd Dupee

Name:     Todd Dupee

Title:        Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE.]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE.]

GUARANTORS:

TRANS-LUX CANADA LTD.

TRANS-LUX ENERGY CORPORATION

TRANS-LUX DISPLAY CORPORATION

TRANS-LUX INVESTMENT CORPORATION

By: /s/ Todd Dupee

Name:     Todd Dupee

Title:        Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE.]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE.]

LENDER:

MIDCAP BUSINESS CREDIT LLC

By: /s/ Peter Rutigliano

Name:  Peter Rutigliano

Title:     Vice President

EXHIBIT A

CRAFTSMEN INTERCREDITOR AGREEMENT